                                                              Exhibit 10.36


                                                              DE-AC01-93NE50067,
                                                               08843672/50067-02
                                                               AMENDMENT NO. 012


     AMENDMENT NO. 012, dated as of March 4, 1999, to Contract No. DE-AC01-93NE50067, 08843672/50067-02 entered into January 14, 1994 (the
"Contract") by and between United States Enrichment Corporation ("USEC"), Executive Agent of the United States of America, and AO Techsnabexport ("TENEX"), Executive Agent of the Ministry of Atomic Energy (MINATOM), Executive Agent of the Russian Federation. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Contract.

     WHEREAS, the parties acknowledge that TENEX will enter into an agreement (the "DOE Agreement") with the U.S. Department of Energy ("DOE") under which TENEX shall transfer the natural uranium associated with deliveries ordered for calendar years 1997 and 1998 under the Contract and DOE will pay TENEX for such material in several payments (the "DOE Payments");

     WHEREAS, to facilitate the delivery of UF(6nat) to TENEX pursuant to Amendment No. 8 to the Contract, USEC has been required and will in the future be required to provide cylinders for such UF(6nat), and the parties wish to compensate USEC for such cylinder costs;

     WHEREAS, in June 1998 USEC provided a delivery order to TENEX that was not executed for material to be delivered in calendar year 1999 (the "CY99 Order"), and prior to June 1, 1999 the parties intend to revise the delivery schedule for that order because certain shipments scheduled for delivery in calendar year 1998 were delayed;

     WHEREAS, the parties additionally wish to provide for the replacement of a cylinder of LEU shipped to the United States in 1997;

     NOW, THEREFORE, USEC and TENEX agree as follows:

     SECTION 1. Part I, Section H.27 of the Contract is hereby amended by adding the following to the end of paragraph (f) thereof:

     "For example, prior to the issuance by USEC of the delivery order for each calendar year, TENEX and USEC shall agree upon arrangements for cylinders (including, if TENEX requests USEC to arrange for cylinders, an amount to be paid to USEC and the manner of payment) required for the delivery of UF(6nat) to TENEX in respect of LEU shipments for that calendar year (regardless of when such shipments actually occur). If it is subsequently determined that a greater or lesser number of cylinders is required for a calendar year, the cylinder charges for the following year shall be increased or reduced accordingly. The agreement on storage pursuant to subsection (a)(i) above shall define the terms and conditions, including warranties, that will apply to specific cylinders delivered to TENEX and to the return of the cylinders when no longer required. Absent advance notice to the contrary from a party, it will be assumed that a transfer of UF(6nat) to a third party includes the applicable cylinder."

     SECTION 2. (a) With respect to delivery orders for calendar years 1997 and 1998, the cylinder charges shall be $3,273,550 based on a per cylinder charge of $2,350 per cylinder for 1,393 48G cylinders. Subsequent to TENEX and DOE entering into the DOE Agreement, TENEX shall pay these charges to USEC in installments each payable within 10 days after TENEX receives a DOE Payment. Each installment payment shall be equal to the product of the number of cylinders of material associated with the DOE Payment multiplied by $2,350, with the understanding that TENEX shall have paid USEC the entire amount due under this paragraph no later than 10 days after TENEX has received all of the DOE Payments under the DOE Agreement.

     (b) With respect to the CY99 Order, the parties recognize that (i) in order to ensure uninterrupted implementation of deliveries under the Contract and taking into account the significant lead times necessary to obtain cylinders, USEC has previously purchased cylinders to hold the natural uranium component of the CY99 Order and (ii) TENEX is currently arranging for the disposition of the natural uranium component of such material. Once TENEX has completed such arrangements, the parties shall agree on a revised delivery schedule for the CY99 Order. Subsequent to agreement on a revised schedule for delivery of the CY99 Order, TENEX shall be responsible for reimbursing or arranging for a third party to reimburse USEC for the cylinder charges associated with the CY99 Order. The cylinder charges associated with the CY99 Order shall be $7,975,000 based on a per cylinder charge of $5,500 per cylinder for 1,450 48X cylinders. TENEX shall satisfy this responsibility by paying or arranging for a third party to pay USEC, within 70 days of title transfer under Section H.27 of the Contract to UF(6nat) associated with LEU delivered to USEC under the CY99 Order, an amount equal to the percentage of $7,975,000 that equals the percentage such UF(6nat) constitutes of the total UF(6nat) associated with the CY99 Order. In any event, USEC shall have received the entire $7,975,000 due under this paragraph no later than 70 days after title transfer on the last shipment of material in satisfaction of the CY99 Order.

     (c) Payments to USEC shall be in U.S. currency either by wire transfer to an account to be named in writing by USEC or in accordance with other arrangements agreed to in writing by the parties. USEC shall be entitled to credit any amount that is not paid when due hereunder against any TENEX invoice for SWU delivered to USEC. In the event that TENEX fails to make any delivery of material in accordance with the delivery schedule agreed to between the parties, then USEC shall be entitled to credit all outstanding cylinder charges at such time against any amounts owed by USEC until such charges have been reimbursed in full. Prior to exercising its right to credit under this paragraph, USEC shall provide 30 days notice to TENEX and will consult with TENEX during this period. This provision and the rights hereunder shall be reciprocal.

     SECTION 3. TENEX shall replace the LEU delivered in 1997 in cylinder LU0846 with 1519.225 KgU of LEU enriched to an assay of 4.95% and containing the equivalent of 10,788.017 separative work units and 17,188.512 KgU of UF(6nat). Unless otherwise agreed, this replacement LEU shall be delivered in cylinder LU1413, which shall be included with the LEU shipments to be made in calendar year 1999 in respect of the remaining calendar year 1998 shipments. The replacement LEU shall be subject to the inspection and acceptance procedures in the Contract. The price for the SWU component in the LEU in cylinder LU1413 shall correspond to the price, established for the LEU SWU component of the CY 1997 Delivery Order and shall be equal to $84-50 per SWU.
     SECTION 4. Except as amended hereby, the Contract shall remain unchanged and in full force and effect. In the event that any conflict arises between this Amendment and the Contract, TENEX and USEC shall resolve such conflict consistent with the purpose of this Amendment as set forth in the recitals

                                                              DE-AC01-93NE50067,
                                                               08843672/50067-02
                                                               AMENDMENT NO. 012



herein.

     SECTION 5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT                             AO TECHSNABEXPORT
CORPORATION

By: /s/ Philip G. Sewell                             By: /s/ Revmir Frieshtut
   -----------------------                              ------------------------

                                                     By: /s/ Alexei Gregoriev
                                                        ------------------------